UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2026

Strategic Storage Trust VI, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56545	85-3494431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Company's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01. Regulation FD Disclosure.

Press Release

On March 23, 2026, the Company issued a press release announcing that the Company’s board of directors (the “Board”) approved an estimated net asset value per share for shares of the Company’s common stock. A copy of the press release is attached as Exhibit 99.2 to this Current Report.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibits 99.1 and 99.2 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

Determination of Estimated Per Share Net Asset Value

On March 20, 2026, the board of directors (the “Board”) of the Company, at the recommendation of the Nominating and Corporate Governance Committee of the Board (the “N&CG Committee”), unanimously approved and established the Company’s estimated net asset value per share (“Estimated Per Share NAV”) for the Company’s Class P shares, Class A shares, Class T shares, Class W shares, Class Y shares and Class Z shares of $10.00. The Estimated Per Share NAV is based on the estimated value of the Company’s assets less the estimated value of the Company’s liabilities, divided by the number of shares outstanding on a fully diluted basis, calculated as of September 30, 2025 (the “Valuation Date”). The Company is providing this Estimated Per Share NAV to assist broker-dealers in connection with their obligations under Financial Industry Regulatory Authority (“FINRA”) Rule 2231, with respect to customer account statements. This valuation was performed in accordance with the provisions of the Institute for Portfolio Alternatives Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued in April 2013 (the “IPA Valuation Guidelines”).

The N&CG Committee, which is composed solely of independent directors, was responsible for the oversight of the valuation process, including the review and approval of the valuation process and methodology used to determine the Estimated Per Share NAV, the consistency of the valuation and appraisal methodologies with real estate industry standards and practices, and the reasonableness of the assumptions used in the valuations and appraisals.

The Estimated Per Share NAV was determined after consultation with the Company’s management and Robert A. Stanger & Co, Inc. (“Stanger”), an independent third-party valuation firm. The engagement of Stanger was approved by the N&CG Committee. Stanger prepared an appraisal report (the “Stanger Appraisal Report”) summarizing key information and assumptions and providing an appraised value range on 26 wholly-owned properties and 5 properties held in unconsolidated joint ventures in the Company’s portfolio as of September 30, 2025 (collectively, the “Stanger Appraised Properties”). Stanger also prepared a net asset value report (the “Stanger NAV Report”) which estimates the net asset value range per share of each of the Company’s Class P shares, Class A shares, Class T shares, Class W shares, Class Y shares and Class Z shares as of September 30, 2025. The Stanger NAV Report relied upon: (i) the Stanger Appraisal Report for the Stanger Appraised Properties; (ii) Stanger’s estimated fair market value of the Company’s secured mortgage debt and other Company debt outstanding; (iii) Stanger’s estimated value range of the Company’s unconsolidated joint ventures (the “Unconsolidated Joint Ventures”); and (iv) the Company’s estimate of the value of the Company’s cash, other assets, and liabilities, to calculate an estimated net asset value range per share of the Company’s common stock. The process for estimating the value of the Company’s assets and liabilities was performed in accordance with the provisions of the IPA Valuation Guidelines.

After considering all information provided, including the N&CG Committee’s receipt and review of the Stanger Appraisal Report and the Stanger NAV Report (the “Reports”), and based on the N&CG Committee’s extensive knowledge of the Company’s assets and liabilities, the N&CG Committee concluded that the range in estimated value per share of $8.30 to $10.76, as indicated in the Stanger NAV Report was reasonable and recommended to the Board that it adopt $10.00 as the Estimated Per Share NAV, which is above the approximate mid-range per share value of $9.74 provided in the Stanger NAV Report. The determined Estimated Per Share NAV was based on a fully-diluted share count, but excluding the Series C Subordinated Convertible Units (“Series C Units”). The Board made this determination based upon its assessment of the Company’s portfolio, the growth remaining in various properties, and the estimated range of values provided in the Stanger NAV Report. The Board unanimously agreed upon the Estimated Per Share NAV of $10.00 recommended by the N&CG Committee, which determination is ultimately and solely the responsibility of the Board. No Series C Units were converted to Class A Units as a result of this Estimated Per Share NAV being declared.

The table below sets forth the calculation of the Company’s Estimated Per Share NAV as of September 30, 2025 and the Company’s previous estimated value per share as of March 31, 2024.

	September 30, 2025	March 31, 2024

Investment in Real Estate:
Real Estate Facilities (1)	$680,724,547	$600,658,064
Investments in unconsolidated real estate ventures (2)	57,664,244	49,460,000
Total Market Value	738,388,791	650,118,064

Additional Assets:
Cash and cash equivalents	9,428,681	6,761,066
Restricted cash	1,226,619	13,363,686
Other assets, net	8,029,047	11,801,975
Total Assets	757,073,138	682,044,791

Liabilities:
Debt	291,963,780	284,470,578
Debt - fair value adjustment	1,407,510	(59,326)
Accounts payable and accrued liabilities	5,705,672	5,073,737
Distributions payable	4,547,144	4,294,741
Due to affiliates	1,878,518	9,284,486
Incentive Distribution	3,375,747	2,387,645
Total liabilities	308,878,371	305,451,861

Series B convertible preferred stock (3)	150,000,000	150,000,000
Series D Preferred Units in our Operating Partnership	25,000,000	-
Total Preferred Stock	175,000,000	150,000,000

Net Asset Value (NAV)	$273,194,767	$226,592,930

NAV Allocated to Class P Shares	119,445,829	117,235,622
Number of Outstanding Class P Shares (4)	11,944,583	11,719,673
NAV Per Share - Class P	$10.00	$10.00

NAV Allocated to Class A Shares	32,508,890	33,632,987
Number of Outstanding Class A Shares (4)	3,250,889	3,362,183
NAV Per Share - Class A	$10.00	$10.00

NAV Allocated to Class T Shares	54,164,669	53,163,156
Number of Outstanding Class T Shares	5,416,467	5,314,552
NAV Per Share - Class T	$10.00	$10.00

NAV Allocated to Class W Shares	7,145,000	6,928,608
Number of Outstanding Class W Shares	714,500	692,631
NAV Per Share - Class W	$10.00	$10.00

NAV Allocated to Class Y Shares	54,190,649	14,422,665
Number of Outstanding Class Y Shares	5,419,065	1,441,788
NAV Per Share - Class Y	$10.00	$10.00

NAV Allocated to Class Z Shares	5,739,730	1,209,891
Number of Outstanding Class Z Shares	573,973	120,949
NAV Per Share - Class Z	$10.00	$10.00

(1)
The March 31, 2024 NAV includes an adjustment of approximately $15.0 million or 2% above the approximate mid-range market value of the Appraised Properties provided by Kroll. The September 30, 2025 NAV includes an adjustment of approximately $8.4 million or 1% above the approximate mid-range market value of the Stanger Appraised Properties provided by Stanger. These adjustments were based on the Board’s assessment of the Company’s portfolio, the growth remaining in various properties, and the estimated range of values provided by Kroll and Stanger, respectively.
(2)
Investments in unconsolidated real estate ventures are reflective of the Company’s 50% ownership in Canadian dollar-denominated developments, valued at the approximate mid-range market value of the Appraised Properties provided in the Kroll Appraisal Report, as of March 31, 2024 and the Stanger Appraised Properties provided in the Stanger Appraisal Report, as of September 30, 2025, converted at the applicable exchange rate as of respective valuation dates.
(3)
The outstanding shares of the Company’s Series B Convertible Preferred Stock (the “Series B Convertible Preferred Stock”) are convertible into shares of the Company’s Class A common stock on or after the third anniversary of the effective date (May 1, 2023) of that certain preferred stock purchase agreement by and between the Company and Extra Space Storage LP (the “Preferred Stock Purchase Agreement”). Upon a liquidation, the holder of the Series B Convertible Preferred Stock would receive the greater of the Liquidation Amount up to the Conversion Value Limitation (as defined in the Preferred Stock Purchase Agreement) or the amount that would have been payable upon conversion of the Series B Convertible Preferred Stock into shares of the Company’s Class A common stock. The conversion price as described in the Preferred Stock Purchase Agreement for the Series B Convertible Preferred Stock is $11.00, so for purposes of this analysis, Kroll and Stanger assumed, as of the respective valuation dates, the Series B Convertible Preferred Stock was redeemed based on the Liquidation Amount, as the conversion value would have been anti-dilutive.
(4)
Includes outstanding units in the Company’s operating partnership (“OP Units”) and unvested restricted stock issued to the Company’s independent directors.

Methodology and Key Assumptions

In determining the Estimated Per Share NAV, the Board considered the recommendation of the N&CG Committee, the Reports provided by Stanger and information provided by the Company. The Company’s goal in calculating the Estimated Per Share NAV is to arrive at a value that is reasonable and supportable using what the N&CG Committee and the Board each deems to be appropriate valuation methodologies and assumptions.

FINRA’s current rules provide no guidance on the methodology an issuer must use to determine its Estimated Per Share NAV. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different Estimated Per Share NAV, and these differences could be significant. The Estimated Per Share NAV is not audited and does not represent the fair value of the Company’s assets less its liabilities according to U.S. generally accepted accounting principles (“GAAP”), nor does it represent a liquidation value of the Company’s assets and liabilities or the amount the Company’s shares of common stock would trade at on a national securities exchange. The estimated asset values may not, however, represent current market value or book value. The estimated value range of the Stanger Appraised Properties does not necessarily represent the value the Company would receive or accept if the assets were marketed for sale. The Estimated Per Share NAV does not reflect a real estate portfolio premium or discount compared to the sum of the individual property values. The Estimated Per Share NAV also does not take into account estimated disposition costs and fees for real estate properties that are not held for sale.

Independent Valuation Firm

Stanger was selected by the N&CG Committee to appraise and provide a value on the 31 Stanger Appraised Properties. Stanger is engaged in the business of appraising commercial real estate properties and is not affiliated with the Company. The compensation the Company paid to Stanger related to the valuation is based on the scope of work and not on the appraised values of the Company’s real estate properties. The appraisals were performed in accordance with the Code of Ethics and the Uniform Standards of Professional Appraisal Practice, or USPAP, the real estate appraisal industry standards created by The Appraisal Foundation. The Stanger Appraisal Report was

reviewed, approved, and signed by an individual with the professional designation of MAI licensed in the state where each real property is located. The use of the reports is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives. In preparing its Reports, Stanger did not, and was not requested to, solicit third-party indications of interest for the Company’s common stock in connection with possible purchases thereof or the acquisition of all or any part of the Company.

Stanger collected reasonably available material information that it deemed relevant in appraising the Company’s real estate properties. Stanger relied in part on property-level information provided by the Company, including: (i) historical and projected operating revenues and expenses; (ii) unit mixes; (iii) rent rolls; and (iv) information regarding recent or planned capital expenditures.

In conducting its investigation and analyses, Stanger took into account customary and accepted financial and commercial procedures and considerations as it deemed relevant. Although Stanger reviewed information supplied or otherwise made available by the Company for reasonableness, Stanger assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to Stanger by any other party and did not independently verify such information. Stanger has assumed that any operating or financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Stanger were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the Company’s management and/or the Board. Stanger relied on the Company to advise it promptly if any information previously provided became inaccurate or was required to be updated during the period of their review.

In performing its analyses, Stanger made numerous other assumptions as of various points in time with respect to industry performance, general business, economic, and regulatory conditions, and other matters, many of which are beyond its control and the Company’s control. Stanger also made assumptions with respect to certain factual matters. For example, unless specifically informed to the contrary, Stanger assumed that the Company has clear and marketable title to each real estate property appraised, that no title defects exist, that any improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no significant deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density, or shape are pending or being considered. Furthermore, Stanger’s analyses, opinions, and conclusions were necessarily based upon market, economic, financial, and other circumstances and conditions existing as of or prior to the date of the Stanger Appraisal Report, and any material change in such circumstances and conditions may affect Stanger’s analyses and conclusions. The Stanger Appraisal Report contains other assumptions, qualifications, and limitations that qualify the analyses, opinions, and conclusions set forth therein. Furthermore, the prices at which the Company’s real estate properties may actually be sold could differ from Stanger’s analyses.

Stanger is actively engaged in the business of appraising commercial real estate properties similar to those owned by the Company in connection with public securities offerings, private placements, business combinations, and similar transactions. The Company does not believe that there are any material conflicts of interest between Stanger, on the one hand, and the Company, and their affiliates, on the other hand. The Company engaged Stanger, with approval from the N&CG Committee, to deliver its Reports to assist in the net asset value calculation and Stanger received compensation for those efforts. In addition, the Company has agreed to indemnify Stanger against certain liabilities arising out of this engagement. The Company previously engaged Stanger in 2023 to prepare a valuation report on the Series C Subordinated Convertible Units for financial reporting purposes and has recently retained Stanger to provide financial advisory services. Stanger has in the past, and may from time to time in the future, perform other services for the Company and its affiliates, so long as such other services do not adversely affect the independence of Stanger as certified in the applicable Stanger Appraisal Report.

Although Stanger considered any comments received from the Company relating to their Reports, the final appraised value ranges of the Company’s real estate properties were determined by Stanger for the Stanger Appraised Properties. The Reports are addressed solely to the N&CG Committee to assist it in calculating and recommending to the Board an Estimated Per Share NAV of the Company’s common stock. The Reports are not addressed to the public, may not be relied upon by any other person to establish an Estimated Per Share NAV of the Company’s common stock, and do not constitute a recommendation to any person to purchase or sell any shares of the Company’s common stock.

The foregoing is a summary of the standard assumptions, qualifications, and limitations that generally apply to the Reports. The Reports, including the analysis, opinions, and conclusions set forth in such reports, are qualified by the assumptions, qualifications, and limitations set forth in the respective reports.

Real Estate Valuation

As described above, the Company engaged Stanger to provide an appraisal containing a range of market value of the Stanger Appraised Properties consisting of 26 wholly-owned properties and 5 properties held in unconsolidated joint ventures in the Company’s portfolio as of September 30, 2025. In preparing the Stanger Appraisal Report, Stanger, among other things:

•
performed a site visit of the Stanger Appraised Properties in the context of this assignment or prior assignments;
•
interviewed the Company’s officers to obtain information relating to the physical condition of each Stanger Appraised Property, including known environmental conditions, status of ongoing or planned property additions and reconfigurations, and other factors for such properties; and
•
reviewed historical operating statements, asking rental rates by unit type, achieved rental rates, market rental rates, occupancy for the subject properties and competing properties, current tax information and a review of tax comparable properties, where appropriate, and capitalization rates for self storage properties observed in the marketplace based on investor surveys and general discussions in the market, and extracted from recent sales of self storage properties in each property’s region.

Stanger employed the income approach to estimate the value range of the Stanger Appraised Properties, which involves an economic analysis of the property based on its potential to provide future annual net operating income. A direct capitalization analysis was used to determine the value range of the portfolio by valuing each Stanger Appraised Property in the portfolio. The direct capitalization analysis was based upon the stabilized net operating income of each property capitalized at an appropriate capitalization rate for each property based upon property characteristics and competitive position and market conditions at the date of the appraisal. Stanger deducted estimated lease up costs for properties that were not considered stabilized and adjusted the value conclusion of properties that suffered from deferred maintenance.

Stanger prepared the Stanger Appraisal Report, which summarizes key inputs and assumptions, providing a value for each of the Stanger Appraised Properties it appraised using financial information provided by the Company. From such review, Stanger selected the appropriate direct capitalization rate in its direct capitalization analysis.

The total aggregate purchase price of the wholly owned appraised properties in the Stanger Appraisal Report was approximately $491.7 million. In addition, through the Valuation Date, the Company had invested approximately $44.0 million in capital improvements on these real estate assets since inception. As of the Valuation Date, the total value range of the wholly owned appraised properties was approximately $636.5 million to $712.4 million. The midpoint appraised value of the wholly owned properties of approximately $672.3 million represents an approximately 25.5% increase in the total value of the real estate assets over the aggregate purchase price and aggregate improvements. The following summarizes the key assumptions that were used in the direct capitalization models to arrive at the midpoint appraised value of the Stanger Appraised Properties.

Assumption	Range in values	Weighted Average Basis
Direct Capitalization Rate	4.25% to 4.75%	4.57%

While the Company believes that Stanger’s assumptions and inputs are reasonable, a change in these assumptions and inputs would change the estimated value of the Stanger Appraised Properties. As provided in the Stanger Appraisal Report, the approximate mid-range market value of the wholly owned appraised properties in the Stanger Appraisal Report as of September 30, 2025 was approximately $672.3 million. Assuming all other factors remain unchanged, a decrease in the overall capitalization rate used for the wholly owned properties valued using the direct capitalization method of 25 basis points would increase the value of the wholly owned properties in the Stanger Appraisal Report to approximately $712.4 million. Similarly, an increase in the overall capitalization rate used for the wholly owned properties in the Stanger Appraisal Report valued using the direct capitalization method of 25 basis points would decrease the value of the Stanger Appraised Properties to approximately $636.5 million.

Mortgage Debt

Values for the Company’s secured mortgage debt and other Company debt outstanding (the “Outstanding Debt”) were estimated by Stanger using a discounted cash flow analysis, which used inputs based on the remaining loan terms and estimated current market interest rates for debt with similar characteristics, including remaining loan term, loan-to-value ratios, debt-service-coverage ratios, customary affirmative and negative covenants, prepayment terms, and collateral attributes. The current market interest rate was generally determined based on market rates for available comparable debt. The estimated current market interest rates ranged from 5.05% to 8.42% for the Outstanding Debt.

As of September 30, 2025, Stanger’s estimated fair value of the Company’s consolidated Outstanding Debt was approximately $293.4 million. The weighted-average discount rate applied to the future estimated debt payments of the Outstanding Debt was approximately 6.20%. Assuming all factors remain unchanged, a decrease in the market interest rates of 25 basis points would increase the fair value of the mortgage debt by approximately $2.0 million and an increase in the market interest rates of 25 basis points would decrease the fair value of the mortgage debt by approximately $2.0 million.

Cash, Other Assets, Other Liabilities and Preferred Equity

The carrying values of the majority of the other assets and liabilities were considered to equal their book value. Adjustments to exclude the GAAP basis carrying value of certain assets were made to other assets in accordance with the IPA Valuation Guidelines. The Company’s liability related to stockholder servicing fees and dealer manager servicing fees has been valued using a liquidation value as of September 30, 2025. The Estimated Per Share NAV for the Class T shares and Class Y shares does not reflect any obligation to pay future stockholder servicing fees since such fees would cease upon liquidation.

Special Limited Partnership - Incentive Distribution

The estimated value of the incentive distribution due to the Advisor and its affiliates is based on 15% of the amount by which the net asset value of the Company plus distributions paid exceeds a return of stockholders’ capital plus a 6% cumulative, non-compounded, annual return to the stockholders. The Estimated Per Share NAV calculated above reflects an incentive distribution to affiliates of approximately $3.4 million.

Unconsolidated Joint Ventures Value

The Company holds interests in unconsolidated entities in joint ventures with SmartCentres Real Estate Investment Trust, which own self storage properties or properties in various stages of planning and development into self-storage properties located in Canada. Stanger estimated the fair market value range of the Unconsolidated Joint Ventures by: (i) utilizing the value range of the properties owned by the Unconsolidated Joint Ventures based upon the Stanger Appraisal Report; (ii) adding the other tangible assets held by the Unconsolidated Joint Ventures; (iii) deducting the other tangible liabilities held by the Unconsolidated Joint Ventures; and (iv) taking the resulting equity from the Unconsolidated Joint Ventures and processing such equity through the Unconsolidated Joint Venture agreement as it pertains to capital distribution allocations, to determine the amount of equity attributable to the Company.

Different parties using different assumptions and estimates could derive a different Estimated Per Share NAV, and these differences could be significant. The value of the Company’s shares will fluctuate over time in response to developments related to individual assets in the Company’s portfolio and the management of those assets and in response to the real estate and finance markets.

The Board’s Determination of the Estimated Per Share NAV

Based upon a review of the Reports provided by Stanger, upon the recommendation of the N&CG Committee, the Board declared the Estimated Per Share NAV for each of the Class P shares, Class A shares, Class T shares, Class W shares, Class Y shares and Class Z shares to be $10.00, which is above the approximate mid-range per share value of $9.74 provided in the Stanger NAV Report. The Board made this determination based upon its assessment of the Company’s portfolio, the growth remaining in various properties, and the estimated range of values provided in the Stanger NAV Report.

Limitations of Estimated Per Share NAV

The various factors considered by the Board in determining the Estimated Per Share NAV were based on a number of assumptions and estimates that may not be accurate or complete. As disclosed above, the Company is providing the Estimated Per Share NAV to assist broker-dealers that participate, or participated, in the Company’s public offering in meeting their customer account statement reporting obligations. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different Estimated Per Share NAV. The Estimated Per Share NAV is not audited and does not represent the fair value of the Company’s assets or liabilities according to GAAP.

Accordingly, with respect to the Estimated Per Share NAV, the Company can give no assurance that:

•
a stockholder would be able to resell their Class P shares, Class A shares, Class T shares, Class W shares, Class Y shares and Class Z shares of common stock at the Estimated Per Share NAV;
•
a stockholder would ultimately realize distributions per share equal to the Estimated Per Share NAV upon liquidation of the Company’s assets and settlement of its liabilities or a sale of the Company;
•
the Company’s Class P shares, Class A shares, Class T shares, Class W shares, Class Y shares and Class Z shares would trade at the Estimated Per Share NAV on a national securities exchange;
•
a different independent third-party appraiser or other third-party valuation firm would agree with the Estimated Per Share NAV; or
•
the Estimated Per Share NAV, or the methodology used to estimate the Estimated Per Share NAV, will be found by any regulatory authority to comply with the Employee Retirement Income Security Act (ERISA), the Internal Revenue Code of 1986, as amended, or other regulatory requirements.

Similarly, the amount a stockholder may receive upon repurchase of their shares, if they participate in the Company’s share redemption program and such redemption program is available, may be greater than or less than the amount a stockholder paid for the shares, regardless of any increase in the underlying value of any assets owned by the Company.

The Estimated Per Share NAV is based on the estimated value of the Company’s assets less the estimated value of the Company’s liabilities divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of September 30, 2025. The Estimated Per Share NAV was based upon 27,319,477 shares of common equity or equivalent interests outstanding as of September 30, 2025, which was comprised of (i)11,394,363 outstanding shares of Class P common stock, plus (ii) 3,239,014 outstanding shares of Class A common stock, plus (iii) 5,416,467 outstanding shares of Class T common stock, plus (iv) 714,500 outstanding shares of Class W common stock, plus (v) 5,419,065 outstanding shares of Class Y common stock, plus (vi) 573,973 outstanding shares of Class Z common stock, plus (vii) 550,220 outstanding OP Units, which OP Units are exchangeable on a one-for-one basis into shares of Class P common stock, plus (viii) 11,875 shares of unvested restricted Class A common stock issued to the Company’s independent directors. Such OP Units are, or will be upon vesting (as applicable), exchangeable on a one-for-one basis into Class P shares of Company’s common stock.

Further, the value of the Company’s shares will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets. The Estimated Per Share NAV does not reflect a real estate portfolio premium or discount versus the sum of the individual property values. The Estimated Per Share NAV also does not take into account estimated disposition costs and fees for real estate properties that are not held for sale or other windup costs. The Company currently anticipates publishing a new estimated share value on an annual basis.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this Current Report, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act, including statements relating to the Estimated Per Share NAV. The Company intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such statements include, in particular, statements about the Company’s plans, strategies, and prospects and are subject to certain risks and uncertainties, including known and unknown risks, and assumptions, which could cause actual results to differ materially from those projected or anticipated. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to realize the plans, strategies, and prospects contemplated by such forward-looking statements, including the Company’s ability to generate positive cash flow from operations and provide distributions to stockholders, and the Company’s ability to find suitable investment properties, may be significantly hindered. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this report is filed with the U.S. Securities and Exchange Commission. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this Current Report, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated March 23, 2026

99.2 Consent of Robert A Stanger & Co., Inc.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST VI, INC.

Date: March 23, 2026	By: /s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer and Treasurer